Exhibit 10.4

SECOND CONVERTIBLE NOTE MODIFICATION AGREEMENT

THIS SECOND CONVERTIBLE NOTE MODIFICATION AGREEMENT (this “Agreement”) is made and entered into effective the fourteenth day of September 2016, by and between ACOLOGY, INC., a Florida corporation, whose address is 1620 Commerce Street, Corona, CA 92880 (hereinafter referred to as the “Maker”), and TOBY SMITH, whose address is 26100 Newport Avenue, Suite A12-413, Menifee, California 92584 (hereinafter referred to as the “Holder”).

RECITALS

WHEREAS, the parties entered into a Convertible Note Modification Agreement, dated September 14, 2015, whereby that certain Convertible Promissory Note, dated March 4, 2014, in the principal amount of $400,000.00 made by the Maker and held by the Holder (hereinafter referred to as the “Note”) was modified to extend its maturity date to September 14, 2016; and

WHEREAS, the Maker and the Holder desire to extend the maturity date of the Note as provided herein,

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Maker and the Holder agree as follows:

1.    The Maturity Date, as that term is defined in the Note, is extended such that it shall be one (1) year after the date of this Agreement.

2.    In all other respects, the Note and the pledge agreement securing the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this agreement effective the day and year first above written.

ACOLOGY, INC.

By: /s/ Curtis Fairbrother

Curtis Fairbrother

President

/s/ Toby Smith

Toby Smith